UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

Eagle Bulk Shipping Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 22, 2015, Eagle Bulk Shipping Inc. (the “Company”) received a termination notice to its amended and restated management agreement (the “Management Agreement”), which became effective on October 15, 2014, from Delphin Shipping LLC (“Delphin”), a Marshall Islands limited liability company that is affiliated with Kelso Investment Associates VII, KEP VI, LLC and the Company's former Chief Executive Officer, Sophocles Zoullas. The notice of termination was given pursuant to the terms of the Management Agreement and will become effective as of August 22, 2015. Pursuant to the Management Agreement, among other things, the Company contracted to provide commercial and technical supervisory management services for Delphin’s vessels for a technical management fee of $700 per vessel per day and a commercial management fee of 1.25% of charter hire. The Management Agreement was filed by the Company on Form 8-K with the Securities and Exchange Commission on October 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: May 29, 2015	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer